UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2007
Clear Channel Outdoor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32663 (Commission File Number)	86-0812139 (IRS Employer Identification No.)

200 East Basse Road San Antonio, Texas (Address of principal executive offices)		78209 (Zip Code)
Registrant’s telephone number, including area code: (210) 832-3700
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) At the 2007 Annual Meeting of Stockholders of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), held on April 25, 2007, the Company’s stockholders approved the Company’s 2006 Annual Incentive Plan (the “Annual Incentive Plan”) and the Company’s 2005 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”).
     The Annual Incentive Plan provides for the award of performance-based compensation to executive officers and other selected key employees of the Company and its subsidiaries that will not be subject to the executive compensation deduction limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended. All awards under the Annual Incentive Plan will be settled in cash.
     The Stock Incentive Plan is a broad-based incentive plan that provides for the award of stock options, stock appreciation rights, restricted stock, deferred stock awards, and performance-based cash and stock awards to present or future directors, officers, employees, consultants or advisers of the Company and its subsidiaries. Subject to adjustments as required or permitted by the plan, the Company may issue an aggregate of 42,000,000 shares of its Class A common stock, $.01 par value per share, under the Stock Incentive Plan. No awards may be made under the Stock Incentive Plan after October 17, 2015.
     The above summaries of the Annual Incentive Plan and the Stock Incentive Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the plans, copies of which are attached to this report as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Exhibit Title

10.1	Clear Channel Outdoor Holdings, Inc. 2006 Annual Incentive Plan

10.2	Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan, as amended and restated

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 30, 2007

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.
By:	/s/ HERBERT W. HILL, JR.
Herbert W. Hill, Jr.
Sr. Vice President/Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

10.1	Clear Channel Outdoor Holdings, Inc. 2006 Annual Incentive Plan

10.2	Clear Channel Outdoor Holdings, Inc. 2005 Stock Incentive Plan, as amended and restated